EXHIBIT A
PRINCIPAL
DIRECTORS	BUSINESS ADDRESS	OCCUPATION

Henri-Paul Rousseau	Caisse de dépôt et placement du Québec	Chairman
1981, avenue McGill College
Montréal (Québec) H3A 3C7

Guy Morneau	Régie des rentes du Québec	Chairman of the Board
	2600, boul. Laurier, bureau 546	and President
Québec (Québec) G1V 4T3

Jean-Claude Bachand	Fraser Milner Casgrain	Lawyer
1, Place Ville-Marie
Bureau 3900
Montréal (Québec) H3B 4M7

Bernard Bonin	745, Hot Springs Way
Ottawa (Québec) K1V 1W8

Claudette Carbonneau	Confédération des syndicats nationaux	President
1601, Delorimier
Montréal (Québec) H2K 4M5

Alban D'Amours	Mouvement des caisses Desjardins	President
100, avenue des Commandeurs
Lévis (Québec) G6V 7N5

Sylvie Dillard	Fonds québécois de la recherche	Member and President
	sur la nature et les technologies	of the Board and Chief
	140, Grande-Allée Est, Bureau 450	Executive Officer
Québec (Québec) G1R 5M8

Yves Filion	Hydro-Québec Distribution	President
75, boul. René-Lévesque Ouest
Montréal (Québec) H2Z 1A4

Gilles Godbout	Ministère des Finances	Deputy Minister,
	12, rue St-Louis	Finance, Economy
	Québec (Québec) G1R 5L3	and Research

PRINCIPAL
DIRECTORS	BUSINESS ADDRESS	OCCUPATION

Thomas O. Hecht	Technologies IBEX Inc.	Chairman Emeritus
5485, rue Paré
Montréal (Québec) H4P 1P7
Henri Massé	Fédération des travailleurs et	President
travailleuses du Québec
e étage
Montréal, (Québec) H2M 2V1

Nicole Trudeau	Commission municipale du Québec	Vice-President
500, René-Lévesque Blvd. West
Suite 24.200
Montréal (Québec) H2Z 1W7

Duc Vu	Commission administrative des régimes	President
de retraite et d'assurances
475, St-Amable
Québec (Québec) G1R 5X3

John T. Wall	6601, Radnor Road
Bethesda, Maryland
20817 USA

PRINCIPAL
OFFICERS	BUSINESS ADDRESS	OCCUPATION

Henri-Paul Rousseau	Caisse de dépôt et placement du Québec	Chairman
1981, avenue McGill College
Montréal (Québec) H3A 3C7

Fernand Perreault	Same	Senior Vice-President,
CDP Group- President,
CDP Real Estate

Claude Séguin	Same	President, CDP Private
Equity and Executive
Vice-President,
CDP Group

PRINCIPAL
OFFICERS	BUSINESS ADDRESS	OCCUPATION

Bertrand Lauzon	Same	Executive Vice-President,
CDP Group, Finance and
Information Technology

Jean-Claude Cyr	Same	Executive Vice-President,
CDP Group, Investment
Planning and Management

François Geoffrion	Same	Executive Vice-President,
CDP Group Strategic
Development

Ginette Depelteau	Same	Vice-President and
Corporate Secretary